Exhibit 99.1

Joint Filer Information

Name:
   Fog City Management, LLC

Address:
   2100 Green Street, Ste 102
   San Francisco, CA 94123

Designated Filer:
   Nancy S. Olson

Issuer & Trading Symbol:
  Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
   4/13/2005

Signature:
   /s/ Nancy S. Olson
   Its:  Managing Member



Name:
   Fog City Fund, LLC

Address:
   2100 Green Street, Ste 102
   San Francisco, CA 94123

Designated Filer:
   Nancy S. Olson

Issuer & Trading Symbol:
   Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
   4/13/2005

Signature:
   By:  Fog City Management, LLC, its Managing Member

   /s/ Nancy S. Olson
   Its:  Managing Member